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                                                                   EXHIBIT 99.P6

                                      FFTW

                                 CODE OF ETHICS
                                       AND
                             AML COMPLIANCE POLICIES

                                   April 2007

                                    Covering

                          CHARTER ATLANTIC CORPORATION

                       FISCHER FRANCIS TREES & WATTS, INC.

                          FISCHER FRANCIS TREES & WATTS

                                FFTW FUNDS, INC.

              FISCHER FRANCIS TREES & WATTS (SINGAPORE), PTE. LTD.

                 FISCHER FRANCIS TREES & WATTS KABUSHIKI KAISHA


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CONTENTS

A. CODE OF ETHICS
   I.    INTRODUCTION
   II.   DEFINITIONS
   III.  MANAGING POTENTIAL TRADING CONFLICTS
   IV.   CONFIDENTIALITY
   V.    POLICIES GOVERNING BUSINESS ETHICS AND POSSIBLE CONFLICTS OF INTEREST
   VI.   STANDARDS OF CONDUCT AND REQUIREMENTS RELATING TO PERSONAL TRADING
   VII.  OBLIGATIONS OF DISINTERESTED DIRECTORS OF THE FUND
   VIII. RESPONSIBILITY FOR ADMINISTRATION OF THE CODE
   IX.   RECORDKEEPING REQUIREMENTS
   X.    FREQUENTLY ASKED QUESTIONS

B. ANTI-MONEY LAUNDERING POLICIES
   I.    INTRODUCTION
   II.   FFTW
   III.  THE FUND

APPENDIX I - ANTI-MONEY LAUNDERING QUESTIONNAIRE
APPENDIX II- EXAMPLES OF SUSPICIOUS ACTIVITIES
APPENDIX III - LISTING OF A-MLCOs

Attachments:

Exhibit 1: Certificate of Receipt
Exhibit 2: Annual Compliance Certificate
Exhibit 3: Quarterly Report of Gifts Received by Covered Persons Valued Over
           $100
Exhibit 4: Proposed Transactions
Exhibit 5: Quarterly Summary of Securities Transaction(s) and New Account(s)
Exhibit 6: Annual / New Covered Person Transaction Report
Exhibit 7: Employee Disclosure Information
Exhibit 8: Certificate of Receipt - Amended Code of Ethics


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                                A. CODE OF ETHICS

I.   INTRODUCTION

This Code of Ethics sets forth the policies and procedures of FFTW Funds, Inc. (the "Fund"), Charter Atlantic Corporation ("CAC"), and CAC's affiliated companies(1) (each of CAC and its affiliated companies, a "Firm" and collectively, "FFTW") regarding business ethics, confidentiality and trading in Covered Securities (as defined below). The conduct of any Covered Person (as defined below) both inside and outside the Fund or FFTW must recognize that the Fund's and FFTW's clients always come first and that such individual must avoid any abuse of his or her position of trust and responsibility. Each Covered Person is expected to adhere to the highest standards of professional and ethical conduct and must avoid any situation that may give rise to an actual or potential conflict of interest, or the appearance of a conflict, with a client's interests. Each Covered Person is required to comply with all applicable laws of the jurisdiction to which the Covered Person is subject, including but not limited to the Securities Act of 1933, as amended (the "1933 Act"); the Securities Exchange Act of 1934, as amended (the "1934 Act"); the Sarbanes Oxley Act of 2002, as amended; the Investment Company Act of 1940, as amended (the "Investment Company Act"); the Investment Advisers Act of 1940, as amended (the "Advisers Act"); Title IV of the Gramm-Leach Bliley Act, as amended; the Bank Secrecy Act as it applies to funds and investment advisers; and any rules adopted under any such Act (collectively, "the Federal Securities Laws"). In addition, each Covered Person must exercise reasonable care and professional judgment to avoid engaging in actions that put the Fund or a Firm's reputation at risk. Because Investment Personnel (as defined below) have access to detailed information about Fund and FFTW clients, there are additional requirements in the Code of Ethics that are specifically applicable to Investment Personnel.

The requirements of this Code of Ethics are in addition to those set out in FFTW's other policies and procedures, including but not limited to the Advisers Act of 1940 Policies and Procedures Manual and the UK Compliance Manual, which Covered Persons are also required to read and comply with.

These policies and procedures are mandatory and are designed to protect the business interests of the Fund, FFTW and their respective clients. This Code of Ethics is adopted pursuant to Rule 204A-1 of the Advisers Act and Rule 17j-1 under the Investment Company Act.

Upon becoming a Covered Person, you are required to read and understand the policies and procedures contained in this Code of Ethics and sign the Certificate of Receipt attached hereto on Exhibit 1 acknowledging that you have received, reviewed, understand and agree to be bound by the Code of Ethics. Thereafter, on an annual basis all Covered Persons are required to certify their compliance with the provisions of the Code of Ethics by completing the form attached hereto on Exhibit 2. In addition, upon the making of any material amendments to the Code of Ethics, FFTW will distribute the amended Code of Ethics to each Covered Person, who will be required to read and understand the policies and procedures contained in the amended Code of Ethics and sign the Certificate of Receipt - Amended Code of Ethics attached hereto on Exhibit 8 acknowledging that he/she has received, reviewed, understands and agrees to be bound by the amended Code of Ethics.

Failure to comply with these policies and procedures may subject an employee to civil and criminal liabilities, penalties or fines, imprisonment, legal prohibition against further employment in the securities industry and internal disciplinary actions, including dismissal from employment for cause. In the event of dismissal for cause, an employee may lose certain benefits from FFTW and/or under

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(1)  Affiliates of CAC currently include Fischer Francis Trees & Watts, Inc.
     ("FFTW NY"), Fischer Francis Trees & Watts, a UK partnership ("FFTW UK"), Fischer Francis Trees & Watts (Singapore), PTE. LTD., and Fischer Francis Trees & Watts Kabushiki Kaisha.


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applicable unemployment insurance laws. The relevant Firm will investigate any matter for which the facts suggest that the Code of Ethics may have been violated.

All questions concerning the interpretation or application of the policies and procedures set forth in this Code of Ethics should be addressed to FFTW's Chief Legal and Risk Officer or her delegee. All Covered Persons are encouraged to seek advice with respect to any action or transaction which may violate this Code of Ethics and to refrain from any action or transaction which might lead to the appearance of a violation. Upon commencement of employment, and on an annual basis thereafter, all employees are required to complete the Initial and Annual Employee Disclosure Information Statement attached as Exhibit 7. At any point during employment, if an employee is or becomes the subject of an investigation (as specified in Exhibit 7), prosecution, or a conviction of any offence involving fraud or dishonesty, the employee should report this information immediately to a member of the Risk Oversight group. In the event there are no interim changes, each employee is still required to provide a completed Employee Disclosure Information Form attached hereto as Exhibit 7 on an annual basis.

II.  DEFINITIONS

     1. "BENEFICIAL OWNERSHIP" is to be determined in the same manner as it is determined for purposes of Rule 16a1-(a)(2) under the 1934 Act. This means that a person should generally consider himself or herself the beneficial owner of any Securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the Securities.(2)

     2. "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act. Section 2(a)(9) defines "control" as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Beneficial ownership, either directly or through one or more controlled companies, of more than 25% of a company's outstanding voting Securities is presumed to give the holder thereof control over the company.

     3. "COVERED PERSON" generally includes any director, officer or employee of any Firm. The term also includes any employee or officer of Investors Capital Corporation, Investors Bank and Trust Company or Vastardis Capital Services LLC who, as part of his or her regular duties, is involved with providing administrative services to the Fund and in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Firm. The term will also include an appointed representative of any Firm or any employee of an appointed representative. The term does not include the "disinterested directors" of the Fund, although those directors are subject to certain requirements as set forth in Article VII of this Code of Ethics. In addition, the term also does not include the directors of CAC who are representatives of BNP. These directors are not involved in the day-to-day activities of the Firm and (i) do not have access to non-public information regarding (A) client securities transactions or (B) portfolio information regarding portfolio holdings of any SEC-registered funds or (ii) are not involved in making securities recommendations to clients, or have access to such recommendations when they are nonpublic. Accordingly, these directors are not "access persons" under Rule 204A-1 of the Advisers Act or "advisory persons" under Rule 17j-1 of the Investment Company Act.

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(2)  Unless the Covered Person does not have any direct or indirect influence or control over the account in question, generally a Covered Person will be regarded as having beneficial ownership of Securities held in his or her name, or in the name of any of the following persons: (1) his or her spouse or minor child; (2) a relative sharing the same house; (3) anyone else, if the Covered Person: (a) obtains benefits substantially equivalent to ownership of the Securities; or (b) can obtain ownership of the Securities immediately or at some future time. If anyone has questions regarding this policy concerning relatives of a Covered Person, he or she should discuss the situation with a member of the Risk Oversight group.


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     5. "DERIVATIVE" a financial instrument, the value of which is derived from the value of an underlying asset. The underlying asset could be a physical commodity, an interest rate, a share of common stock, a stock index, a currency, or virtually any other tradable instrument upon which two parties can agree. Index funds, equity exchange-traded options, and exchange traded funds are not deemed Derivatives. All futures products are Derivatives for the purposes of this Code, even if they are also regulated as Securities.

     6. "DISINTERESTED DIRECTOR" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

     7. "EXEMPT SECURITIES" means Securities that are not subject to the pre-approval requirements in Section VI. C. of the Code. Exempt Securities include: (i) United States Treasury securities; (ii) bankers' acceptances, bank certificates of deposit and time deposits, commercial paper and high quality short-term debt instruments (less than 270 days); (iii) shares issued by open-end mutual funds, (iv) shares issued by unit investment trusts that are invested exclusively in one or more mutual funds, (v) equity securities; (vi) options on equity securities (vii) exchange traded-funds (ETFs); and (viii) closed-end investment companies. As set forth in Section VI. I. of the Code, holdings and transactions in Exempt Securities may be subject to reporting requirements.

     8. "FFTW-MANAGED FUND" means any open-end investment company that is advised or sub-advised by a Firm including, without limitation, FFTW Funds, Inc.

     9. "FRONT-RUNNING" means the buying or selling of a Security, or other financial instrument, with the intent on taking advantage of the market impact ahead of a transaction in the underlying Security by or on behalf of a Managed Account.

     10. "INITIAL PUBLIC OFFERING" or "IPO" means an offering of equity or debt securities registered under the Securities Act of 1933, as amended ("1933 Act") of an issuer not previously subject to reporting requirements.

     11. "INVESTMENT PERSONNEL" or "INVESTMENT PERSON" means any Covered Person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Firm, or whose functions relate to the making of any recommendations with respect to purchases or sales of Covered Securities for Managed Accounts, as defined below, including without limitation portfolio managers, portfolio analysts and credit analysts. The term also includes any natural person in a control relationship to the Fund or a Firm who obtains information concerning recommendations made to the Fund or a Managed Account with regard to the purchase or sale of Covered Securities by the Fund or a Managed Account.

     12. "LIMITED OFFERING" means an offering that is exempt from registration under the 1933 Act.

     13. "MANAGED ACCOUNT" means any account for which one of the Firms acts as an investment adviser or subadviser, including an FFTW-Managed Fund.

     14. "PURCHASE OR SALE OF A SECURITY" means obtaining or disposing of Beneficial Ownership of that Security and includes, among other things, the writing of an option to purchase or sell a Security.

     15. "ROUND TURN" means a complete Derivatives or futures transaction, including both an entry and exit. Also called a round trip.

     16. "SCALPING" means buying and selling a Security or other instrument, including a Derivative, on the same day as a Managed Account and includes, among other transactions, the buying of a Security when a Managed Account will be selling that Security or selling a Security when a Managed Account is buying that Security with the intention of taking advantage of the market impact of the trades by the Managed Account.


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     17. "SECURITY" means note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

     18. "SECURITY HELD OR TO BE ACQUIRED" means (i) any Security which, within the most recent 15 days (a) is or has been held by a Managed Account or (b) is being or has been considered by a Managed Account or a Firm for purchase by the Managed Account; and (ii) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security described in section (i) of this term.

III. MANAGING POTENTIAL TRADING CONFLICTS

NO FAVORITISM. No Managed Account shall be favored with respect to the selection of Securities, foreign exchange contracts or Derivatives, sale of Securities, foreign exchange contracts or Derivatives, or timing of purchase or sale of Securities, foreign exchange contracts or Derivatives over any other Managed Account.

TRANSACTIONS WITH OTHER MANAGED ACCOUNTS. No Securities, foreign exchange contracts or Derivatives shall be sold to or purchased from one Managed Account by another Managed Account, and no Securities, foreign exchange contracts or Derivatives shall be sold to or purchased from any of the Firms by any Managed Account, unless approved by the Chief Legal and Risk Officer or her delegee.

SELECTION OF DEALERS. All Securities, foreign exchange contracts or Derivatives purchased and sold for Managed Accounts shall be purchased from and sold to established Securities dealers, which shall be selected in a manner consistent with seeking to obtain best execution of all Securities, foreign exchange contracts or Derivatives transactions for each Managed Account. No concessions on prices shall be made to any dealer by reason of services performed or goods supplied or offered to be performed or supplied. Employees must also comply with FFTW's prohibitions on soft dollar agreements with broker-dealers.

BLOCK PURCHASES. As an adviser and a fiduciary to our clients, FFTW places its clients' interests first and foremost. Consistent with this fiduciary duty, FFTW's trading procedures seek to insure that all clients are treated fairly and equitably and that no client account is advantaged or disadvantaged over another. In furtherance of this policy, whenever possible, FFTW purchases and sells Securities, foreign exchange contracts or Derivatives as a block transaction. As a matter of policy, block transactions, including transactions in initial offerings, are allocated fairly and equitably across all participating accounts utilizing an automated, non-preferential proprietary trade execution system that allocates the trades according to each participating portfolio's size and risk profile. The automated allocation system ensures that no Managed Account is favored with respect to the selection of Securities, foreign exchange contracts or Derivatives or timing of purchase or sale of Securities, foreign exchange contracts or Derivatives over another Managed Account.

If the aggregate amount of Securities, foreign exchange contracts or Derivatives purchased or sold is for reasons of price or availability less than the initial amount desired, the actual amount of


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Securities, foreign exchange contracts or Derivatives purchased or sold, to the degree it is feasible, shall be allocated among the Managed Accounts in approximate proportion to the initial amounts designated for such Managed Accounts, unless it is determined by a senior officer of the FFTW that it is in the best interests of such Managed Accounts to have a different allocation. Any such determination shall be documented and a copy sent to the Chief Legal and Risk Officer or her delegee.

IV.  CONFIDENTIALITY

PROHIBITION ON TRADING ON THE BASIS OF CONFIDENTIAL INFORMATION. Confidential information is known by virtually every Covered Person. No confidential information should be used by any Covered Person for any direct or indirect personal benefit during the term of such person's relationship with FFTW or after such relationship has ended. This restriction applies regardless of the source of such information and includes trading Securities, foreign exchange contracts or Derivatives on the basis of such confidential information or advising others to trade on such basis.

WHEN IS INFORMATION "CONFIDENTIAL"? In general, any information received from any source (whether in the course of employment or otherwise) that a Covered Person does not know to have been publicly disseminated should be assumed by such Covered Person to be non-public, confidential information. A Covered Person should not regard information as having been "publicly disseminated" unless he or she can point to some fact or event demonstrating that the information is generally available; for example, disclosure of the information in a press release, in daily newspapers or in public disclosure documents such as prospectuses or annual reports. If a Covered Person is unclear whether information is confidential, he or she should consult a senior officer of the relevant Firm.

Confidential information may be related to FFTW, its clients, its employees or other business or governmental entities. Examples of confidential information include, but are not limited to, information concerning the Securities, foreign exchange contracts or Derivatives transactions of a client or of any Firm before they are executed, investment guidelines and policies of clients that are not publicly known, or the operations or condition of any client.

PROCEDURES REGARDING CONFIDENTIAL INFORMATION. Confidential information should never be disclosed to any outsider (including any relative of a Covered Person). Caution is to be taken against making even casual remarks which might disclose information of a confidential nature or allow the appearance of such disclosure. This applies not only during work and in public places but also at home and in all outside social contacts. Care should be exercised in discussing confidential matters in elevators, at restaurants or in other places where outsiders may be present or where outsiders could obtain confidential information they should not have. Unnecessary copying of confidential documents should be avoided and documents containing confidential information should be securely maintained and should not be displayed in elevators or left in conference rooms, on desks, or in other locations where they may be seen by outsiders or by unauthorized personnel. Extra or unnecessary documents containing confidential information should be promptly destroyed.

TRADE SECRETS. All computer programs, investment methods and techniques, trade secrets and other confidential information developed, created or obtained by or with the assistance of any Covered Person during his or her relationship with FFTW is the property of FFTW and no Covered Person has or may exercise any ownership or other rights or interest in any such property or information. A Covered Person may not use any trade secrets, property or confidential information during the course of any future employment. Upon termination of a Covered Person's relationship with FFTW, such Covered Person should return to FFTW all confidential information and trade secrets he or she may have obtained as a result of the Covered Person's relationship with FFTW.


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V.   POLICIES GOVERNING BUSINESS ETHICS AND POSSIBLE CONFLICTS OF INTEREST

The purpose of these policies is to ensure that the interest of FFTW's clients, and those of FFTW in general, come before what might, in any circumstances, be construed as a Covered Person's own individual interest or benefit.(3)

Conflicts of interest, the potential for conflicts, or even the appearance of such conflicts are to be avoided. A Covered Person's decisions about the best interests of the clients should not be compromised or appear to be compromised by his or her investments or other economic or personal interests. Questions of proper business ethics and conflicts of interest are often difficult to discern and to resolve. If there is any question regarding what constitutes a conflict of interest, a Covered Person should consult a senior officer of the relevant Firm for an interpretation of a situation before he or she acts.

OUTSIDE ACTIVITY. Covered Persons are encouraged to engage in worthy activities for their community or personal development. Such activities, however, should not be allowed to impair the working efficiency or responsibilities of the individual. Covered Persons may from time to time be asked to serve as directors, advisors, or in other forms of participation in other companies or organizations. Because such commitments can involve substantial responsibilities and potential conflicts of interest or the appearance of such conflicts, Covered Persons should not accept such positions without the prior written approval of their supervisor. If the Covered Person is a member of the Management Committee, he or she will need to obtain the approval of the Management Committee. Once obtained, evidence of the approval must be provided to FFTW's Chief Legal and Risk Officer or her delegee.

PERSONAL FINANCE. In addition to the specific limitations regarding Personal Securities Trading (see the following Article VI), unless otherwise approved in advance by the Chief Legal and Risk Officer, or her delegee, Covered Persons are prohibited (other than by ownership of publicly traded Securities) from having a direct or indirect interest or investment in any dealer, broker or other current or prospective supplier of goods or services from which the Covered Person might materially benefit or appear to benefit as a consequence of FFTW's activities with the entity. If there is any question, a Covered Person should consult a member of the Risk Oversight group for an interpretation of a situation before he or she acts.

Generally, Covered Persons are expected to conduct their personal finances and investments in a prudent manner.

GIFTS AND ENTERTAINMENT.

As a matter of policy, Covered Persons should not give or accept personal gifts or other inducements where doing so is likely to conflict in a material way with any duty which FFTW owes to its clients. In order to ensure that such conflicts do not arise, the following procedures must be complied with when accepting or giving gifts in the course of conducting business on behalf of a Firm.

Gifts - All personal gifts valued between $100 and $250 must be immediately reported to the recipient's supervisor or, if the recipient is a member of the Management Committee, to the

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(3)  In the case of FFTW UK, in certain circumstances it may be necessary to disclose the existence of the conflict to the relevant client. Please refer to FFTW UK's Compliance Manual for more information.


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Management Committee. If the recipient's supervisor, or the Management Committee as the case may be, believes that the receipt of such gift creates the appearance of conflict, the gift must be returned. In addition, all gifts valued over $100 must be reported to the Risk Oversight group on a quarterly basis by completing the gift form attached hereto on Exhibit 3. The Risk Oversight group shall maintain a register of all gifts exceeding $100 in value.

Gifts exceeding $250 in value must be reported immediately upon receipt to the Chief Legal and Risk Officer, or her delegee, and to the recipient's supervisor or the Management Committee if the recipient is a member of the Management Committee. (4)

Entertainment - If any entertainment, including dinners, sporting events, cocktail parties, trips and events involving airfare and overnight accommodations, is received by Covered Persons from third party services providers with whom any Firm transacts business, including but not limited to counterparties, custodians and broker-dealers, prior approval of the recipient's supervisor, or the Management Committee if the recipient is a member of the Management Committee, is required if such entertainment is expected to exceed $250 in value. If the value is expected to exceed $500 in value, prior approval of the Chief Legal and Risk Officer, or her delegee, must also be obtained.

VI.  STANDARDS OF CONDUCT AND REQUIREMENTS RELATING TO PERSONAL TRADING

     A. STATEMENT OF POLICY. It is the policy of FFTW that any personal trading by a Covered Person should not interfere with one's professional duties and should never compromise FFTW's fiduciary duties to its clients. Accordingly, FFTW's policies with respect to personal trading is broader in scope than the specific restrictions described below. An employee who spends a significant amount of the business day trading for his or her own account is not placing the interests of FFTW's clients first. While FFTW strives to provide clear guidance to all Covered Persons with regard to personal trading, the financial marketplace is constantly evolving as new techniques and instruments are developed over time. While FFTW will endeavor to keep the Code of Ethics current in light of these circumstances, it is the duty of all Covered Persons to conduct personal trading activities within the letter and spirit of this Code in order to recognize these considerations. FFTW will consider these principles when reviewing personal trading activities by Covered Persons and violations of these principles will be addressed in much the same manner as violations of the specific restrictions set forth below.

     Notwithstanding that certain personal trading is permitted, subject to compliance with the requirements below, speculative trading by Covered Persons for personal accounts is discouraged and should be avoided.

     B. GENERAL STANDARDS OF CONDUCT. In connection with the purchase or sale, directly or indirectly, of a Derivative, Security or foreign exchange contracts held or to be acquired" by a Managed Account, a Covered Person shall not:

          1. employ any device, scheme or artifice to defraud such Managed Account;

          2. make to such Managed Account any untrue statement of a material fact or omit to state to such Managed account a material fact necessary in order to

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(4)  Seasonal gifts (i.e. holiday gift baskets) that are shared by a Firm's employees provided without obligation by the Firm's clients or service providers are not considered gifts that may conflict in a material way with the Firm's obligations to its clients and therefore do not require reporting.


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               make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon such Managed Account;

          4. appropriate for personal gain an investment opportunity that should be provided to a Managed Account;

          5. transact in any Security, foreign exchange contract or Derivative based on Confidential Information as described in Article IV; or

          6. engage in any manipulative practice with respect to such Managed Account including, without limitation, front-running, scalping, market timing or any other transaction if the transaction is effected with a view to making a profit from a change in the price of such Security resulting from anticipated transactions by or for a Managed Account.

     C. PRE-APPROVAL REQUIREMENTS.

     Covered Persons must obtain pre-approval, pursuant to the procedures set forth below, for the following transactions:

          1. For transactions in fixed-income Securities, Derivatives, and foreign exchange contracts;

          2. For any Covered Person's acquisition of Beneficial Ownership in any IPO or Limited Offering(5); or

          3. For any Covered Person's acquisition of any interest in an FFTW-Managed Fund.

     D. SHORT TERM TRADING. All Covered Persons who purchase interests of an FFTW-Managed Fund in accordance with the procedures above must hold such interests for a minimum of 30 days after such purchase. Covered Persons may not profit from the purchase and sale, or the sale and purchase of interests in any FFTW-Managed Fund within any 30 calendar day period. In addition to being subject to sanctions for violations of the Code, any profits from short-term trading in an FFTW-Managed Fund shall be relinquished.

     E. LIMITATIONS ON THE NUMBER OF TRANSACTIONS REQUIRING PRE-APPROVAL. Each Covered Person is limited to four (4) transactions requiring pre-approval (as specified in sub-section C above) within any calendar month. Any round turn transaction in a futures contract or other Derivative shall count as two transactions for the purposes of this limitation.

     F. PROCEDURE FOR PRE-APPROVAL. Each transaction requiring pre-approval should be described on the appropriate form, attached hereto on Exhibit 4, and submitted for approval to the Chief Legal and Risk Officer or her delegee. The required form is available from the Risk Oversight group and should be filled out to identify the fixed-income Security, Derivative or foreign exchange contract, amount and type of transaction.

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(5)  The pre-approval requirements for IPOs and Limited Offerings includes transactions in any option to purchase or sell an IPO or Limited Offering Security or transactions in any convertible Security linked to an IPO or Limited Offering Security.


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     For Investment Personnel, transactions requiring pre-approval must be approved by (i) the Chief Investment Officer or his/her delegee and (ii) the Chief Legal and Risk Officer or her delegee.

     In no event can an individual with pre-approval authority pre-approve his/her own transaction.

     Approval or disapproval will be given as quickly as possible and will be based on a determination of whether the proposed transaction (i) violates any policies and procedures of FFTW, including this Code or (ii) presents a material conflict of interest between a client of FFTW and the Covered Person. Records of pre-approval determinations, including documentation prepared or used by the Chief Investment Officer or his/her delegee and by the Chief Legal and Risk Officer or her delegee, will be maintained by the Risk Oversight group.

     Any pre-approval granted is valid until the close of business on the business day immediately following the date pre-approval is granted. If the pre-approved transaction is not executed within that time frame, the pre-approval expires and the transaction must be pre-approved again.

     G. REQUIRED REPORTS OF SECURITIES TRANSACTIONS AND HOLDINGS.

          INITIAL REPORTING OF SECURITIES HOLDINGS. Except for those Exempt Securities for which no holdings reports are required (as set forth below), each Covered Person shall make an initial report of the following information no later than ten days after the Covered Person becomes a Covered Person (which information must be current as of the date not more than 45 days prior to the date the report was submitted) by completing the form attached hereto on Exhibit 6:

               1. The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security, Derivative or foreign exchange contract in which the Covered Person had any Beneficial Ownership when the person became a Covered Person;

               2. The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any Securities (INCLUDING EXEMPT SECURITIES), Derivatives or foreign exchange contracts were held for the Beneficial Ownership of the Covered Person as of the date the person became a Covered Person; and

               3.   The date that the report was submitted by the Covered
                    Person.

          QUARTERLY REPORTING. Each Covered Person shall make a quarterly report of the following information no later than thirty days after the end of the calendar quarter in which the transaction to which the report relates occurred by completing the form attached hereto on Exhibit 5.

               Quarterly Reporting of Securities Transactions. Except for those Exempt Securities for which no quarterly reporting is required (as set forth below), with respect to any transactions in Securities, Derivatives of foreign exchange contracts in which the Covered Person had Beneficial Ownership, such reports shall contain the following information:

               1. The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Security involved;

               2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               3.   The price at which the transaction was effected;

               4. The name of any broker, dealer or bank with whom the transaction was effected; and

               5.   The date that the report was submitted by the Covered
                    Person.

               If no purchases, sales or other transactions were effected in the quarter in question, the Covered Person should check the appropriate box on the form.

          Quarterly Reporting of New Accounts. With respect to any new account established by a Covered Person in which any Securities (INCLUDING EXEMPT SECURITIES), Derivatives or foreign exchange contracts were held during the quarter for the Beneficial Ownership of the Covered Person, the reports shall contain the following information:

               1. The name of any broker, dealer or bank with which the Covered Person established the account;

               2.   The date the account was established; and

               3.   The date that the report was submitted by the Covered
                    Person.

               If no new accounts were established in the quarter in question, the Covered Person should check the appropriate box on the form.

     ANNUAL REPORTING OF SECURITIES HOLDINGS. Except for those Exempt Securities for which no holdings reports are required (as set forth below), each Covered Person shall make an Annual Report, attached hereto on Exhibit 6, of the following information not later than 45 days after the end of the calendar year (which information must be current as of the date not more than 45 days prior to the date the report was submitted):

               1. The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of any Security for which the Covered Person had any Beneficial Ownership;

               2. The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any Securities (INCLUDING EXEMPT SECURITIES), Derivatives or foreign exchange contracts were held for the Beneficial Ownership of the Covered Person; and

               3.   The date that the report was submitted.

     EXCEPTIONS FROM REPORTING AND/OR PRE-APPROVAL REQUIREMENTS FOR CERTAIN TRANSACTIONS

               1. Reporting (initial, annual and quarterly reports) and pre-approval is not required with respect to Securities, Derivatives or foreign exchange contracts held in accounts over which the Covered Person had no direct or indirect influence or control.

               2. Quarterly reporting and pre-approval are not required with respect to automatic dividend reinvestment and stock purchase plan acquisitions (initial and annual reporting is required).

               3. Pre-approval is not required with respect to transactions that result from a corporate action applicable to all similar Security holders (such as splits, tender offers, mergers, stock dividends, etc.).

     Any Covered Person wishing to seek an exemption from the pre-approval requirement for a transaction in a Security not covered by these exceptions that has similar characteristics to an Exempt Security or transaction with similar characteristics to those discussed above should submit a request in writing to the Chief Legal and Risk Officer or her delegee.

I. SUMMARY OF REPORTING AND PRE-APPROVAL REQUIREMENTS

THE FOLLOWING TABLE IS INTENDED TO PROVIDE A SUMMARY OF THE REPORTING AND PRE-APPROVAL REQUIREMENTS IN THIS CODE.

IF AN EXEMPT SECURITY IS NOT LISTED ON THE CHART BELOW, IT WILL BE SUBJECT TO THE REPORTING REQUIREMENTS (INITIAL AND ANNUAL HOLDINGS REPORTS AND QUARTERLY TRANSACTIONS REPORTS), BUT IT WILL NOT BE SUBJECT TO PRE-APPROVAL.

                                  HOLDINGS REPORTS REQUIRED     QUARTERLY REPORTS
INSTRUMENT:                         (INITIAL AND ANNUAL)             REQUIRED          PRE-APPROVAL REQUIRED
----------                      ----------------------------   -------------------   ------------------------
FIXED INCOME SECURITIES                       Y                         Y                       Y

IPOS                                          Y                         Y                       Y

HEDGE FUNDS**                                 Y                         Y                       Y

DERIVATIVE TRANSACTIONS                       Y                         Y                       Y
(E.G., PURCHASE OF FUTURES
CONTRACT)

FOREIGN EXCHANGE TRANSACTIONS                 Y                         Y                       Y

EXCHANGE TRADED FUNDS                         Y                         Y                       N

EQUITY SECURITIES AND OPTIONS                 Y                         Y                       N
ON EQUITY SECURITIES
(EXCLUDING EQUITY SECURITIES
ACQUIRED IN AN IPO WHICH ARE
DISCUSSED ABOVE.)

EQUITY INDEX OPTIONS               N (NOT A SECURITY OR A               N                       N
                                        DERIVATIVE)*

                                  Reporting of the specific
                                holdings is not required for
                                 initial and annual reports
                                  however, the name of the
                                  broker or bank where any
                                  accounts are held must be
                                 included in the initial and
                                   annual holdings report.

MUTUAL FUND ADVISED OR                        Y                         Y            Y (ALSO SUBJECT TO THREE
SUBADVISED BY FFTW                                                                     MONTH HOLDING PERIOD)

MUTUAL FUND ADVISED BY THIRD        N (EXEMPT SECURITY)*       N (EXEMPT SECURITY)              N
PARTY MANAGERS
                                  Reporting of the specific
                                holdings is not required for
                                 initial and annual reports
                                  however, the name of the
                                  broker or bank where any
                                  accounts are held must be
                                 included in the initial and
                                   annual holdings report.

CLOSED END FUNDS                              Y                         Y                       N

BANK CERTIFICATES OF DEPOSIT,       N (EXEMPT SECURITY)*       N (EXEMPT SECURITY)              N
COMMERCIAL PAPER AND HIGH
QUALITY, SHORT-TERM DEBT          Reporting of the specific
INSTRUMENTS, INCLUDING          holdings is not required for
REPURCHASE AGREEMENTS, DIRECT    initial and annual reports
OBLIGATIONS OF THE GOVERNMENT     however, the name of the
OF THE UNITED STATES              broker or bank where any
                                  accounts are held must be
                                 included in the initial and
                                   annual holdings report.

* Note that while reporting of the specific holdings is not required for initial and annual reports for transactions involving Exempt Securities as defined, the name of the broker or bank where any accounts are held that include an Exempt Security must be included in the initial and annual holdings report.

** Hedge funds are offered through a limited offering which requires pre-approval.

VII. OBLIGATIONS OF DISINTERESTED DIRECTORS OF THE FUND

     A. OBLIGATION TO AVOID THE DISCLOSURE OR MISUSE OF CONFIDENTIAL INFORMATION. To the extent that a disinterested director of the Fund should learn of any confidential information, that director should conduct himself or herself in accordance with the terms of Article IV of this Code.

     B. APPLICABILITY OF GENERAL STANDARDS RELATING TO PERSONAL SECURITIES ACTIVITIES. In connection with the purchase or sale, directly or indirectly, of a "Security held or to be acquired" by the Fund, a disinterested director shall not:

          1.   employ any device, scheme or artifice to defraud the Fund;

          2. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading to the Fund;

          3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or,

          4.   engage in any manipulative practice with respect to the Fund.

     C. REPORTING OF TRADES WHERE DIRECTOR HAS ACTUAL KNOWLEDGE OF FUND HOLDINGS. If a disinterested director learns or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15 day period immediately before or after the director's transaction in a Security the Fund purchased or sold the same Security or the Fund or FFTW considered purchasing or selling the same Security, then the director shall prepare and file with the Fund a quarterly transaction report in accordance with
Article VI, Section D of this Code of Ethics.

VIII. RESPONSIBILITY FOR ADMINISTRATION OF THE CODE

     The Chief Legal and Risk Officer or the Chief Executive Officer and their delegees shall be responsible for the administration of this Code of Ethics and shall take all steps necessary to implement the provisions of the Code, including the following:

          A. Review of Reports Filed. Reviewing all reports filed under the Code, determining whether all required reports have been filed and obtaining from Covered Persons copies of any overdue reports that have not yet been filed.

          B. Remedial Actions and Sanctions for Violations of the Code. Determining whether the conduct of a Covered Person has violated any provision of the Code and, after consultation with other members of management of FFTW as necessary, deciding on the appropriate action to be taken in response to any such violation.

          C. Annual Reports to the Board of Directors of each FFTW-Managed Fund. Preparing and providing to the Board of Directors of each FFTW-Managed Fund, no less frequently than annually, a written report describing any issues that have arisen under Article VI of this Code of Ethics ("Standards of Conduct and Requirements Relating to Personal Trading") since the last such report to such Board, including, but not limited to, information about material violations of Article VI by Covered Persons and remedial actions taken and sanctions imposed in response to those violations.

          D. Notification of Reporting Obligation. Identifying all Covered Persons and informing such Covered Persons of their reporting obligations pursuant to this Code of Ethics.

Although the Chief Executive Officer and Chief Legal and Risk Officer have ultimate responsibility for administration of the Code, all Covered Persons are required to report any suspected violations to the Chief Legal and Risk Officer or Chief Executive Officer.

IX.  RECORDKEEPING REQUIREMENTS

     The Chief Legal and Risk Officer or her delegee shall preserve in an easily accessible place:

     A. A copy of this Code of Ethics and any prior version that was in effect at any time within the past five years;

     B. A list of all persons, currently or within the past five years, who are or were required to make reports pursuant to this Code of Ethics or who are or were responsible for reviewing these reports;

     C. A copy of each report made pursuant to this Code of Ethics for at least five years after the end of the fiscal year in which the report was made;

     D. A record of any violation of this Code of Ethics and any action taken thereon for five years after the end of the fiscal year in which the violation occurred;

     E. A record of any decision, and the reasons supporting the decision, to approve (i) transactions by Covered Persons in fixed-income Securities (other than Exempt Securities), Derivatives, or foreign exchange contracts, or (ii) acquisitions by Covered Persons of Beneficial Ownership in any IPO or Limited Offering or of interests in FFTW-Managed Funds, in each case under Article VI of this Code of Ethics, for at least five years after the end of the fiscal year in which the approval decision was made; and

     F. A copy of each annual certification report made pursuant to Rule 17j-1(c)(2)(ii) for at least five years after the end of the fiscal year in which the report was made.

     The Chief Legal and Risk Officer or her delegee is responsible for maintaining records in a manner to safeguard their confidentiality. Each Covered Person's records will be accessible only to the Covered Person, the Chief Legal and Risk Officer or her delegee and senior management of FFTW.

X.   FREQUENTLY ASKED QUESTIONS

QUESTION 1

Q: Can a Covered Person satisfy the initial or annual holdings report requirement by filing a copy of a Securities account statement?

A: Yes, if the statement includes all of the information required by the report form attached to these procedures.

QUESTION 2

Q: Must reports of a Covered Person's brokerage accounts include accounts that hold only Exempt Securities as defined in these procedures, even if those Securities need not be reported?

A: Yes. A Covered Person must include in his or her initial and annual holdings reports the name of any broker-dealer or bank with which the Covered Person has an account in which any Securities are held for his or her direct or indirect benefit. A Covered Person must also report any account established by the Covered Person in which any Securities were held during the quarter.

QUESTION 3

Q: Must a Covered Person file a transaction report for Securities acquired through a gift or inheritance?

A: Yes. A Covered Person must report any transaction (including a purchase or other acquisition) in a Security in which the person had any direct or indirect beneficial ownership unless the Security is not subject to the reporting requirements.

QUESTION 4

Q: Must a Covered Person report the holdings and transactions of his or her spouse?

A: Yes, if the Covered Person has any direct or indirect beneficial ownership of Securities (other than Securities not subject to the reporting requirements) held by the spouse.

QUESTION 5

Q: Must a Covered Person report holdings of or transactions in Securities by ESOPs, or pension or retirement plans ("plans") in which the Covered Person participates?

A: Yes, if the Covered Person has a direct or indirect beneficial ownership interest in Securities held by the plan. A Covered Person who holds Securities as a beneficiary of a trust over which he or she exercises investment control, such as a 401(k) or other participant-directed employee benefit plan, would be considered to be a beneficial owner of Securities in the plan.

QUESTION 6

Q:   May a Covered Person invest in funds managed by FFTW?

A:   Yes, subject to complying with the restriction on short-term trading under
     Article VI, paragraph D above.

                        B. ANTI-MONEY LAUNDERING POLICIES

I.   INTRODUCTION

     "Money laundering" is understood to be the process by which individuals or entities attempt to conceal the true origin and ownership of the proceeds of internationally recognized criminal activity, such as organized crime, drug trafficking or terrorism.(6)

     The phases of money laundering are:

     1. Placement - The introduction of currency into a financial services institution.

     2. Layering - The movement of funds from an institution to hide the source and ownership of funds.

     3. Integration - The reinvestment of funds in an ostensibly legitimate business or transaction.

     To aide in the identification of suspicious transactions,(7) legal requirements have been implemented that:

          i) require us to establish and maintain specific policies, procedures and training programmes to guard against our being used for the purposes of money laundering.

          ii) require us to seek satisfactory evidence of the identity of those with whom we do business.

          iii) require all staff to report suspicion of money laundering to the appropriate Anti-Money Laundering Compliance Officer ("A-MLCO").

          iv) require us to conduct independent testing of the anti-money laundering program.

     Failure to comply with any of these requirements constitutes a violation of law that could entail criminal penalties for the individual found guilty of an offence, irrespective of whether money laundering has taken place.

II.  FFTW

     A. ANTI-MONEY LAUNDERING COMPLIANCE OFFICERS

     Regulation and good business practice requires FFTW to appoint A-MLCOs.(8) A Corporate Counsel for FFTW in New York and the Compliance Director for FFTW in London are designated

----------
(6) Money laundering would also include concealing the true origin and ownership of the proceeds or benefits of serious offenses, the entry into an arrangement which facilitates the retention or control of benefits or proceeds of such internationally recognized criminal activity or serious offences, and the facilitation of terrorist-related activities and acts.

(7) Examples of suspicious transactions are included in Appendix II of this Code. These examples are not meant to be exhaustive; rather, they are meant to be illustrative.

(8) Under U.K. law, the person who oversees anti-money laundering policies is referred to as the money laundering reporting officer (MLRO). For specific individuals who have been designated as FFTW's A-MLCOs please refer to Appendix III.

the A-MLCOs for their respective offices and share anti-money laundering responsibilities for FFTW globally.

     FFTW's A-MLCOs shall have responsibility for the oversight of anti-money laundering activities and shall be the key people in our implementation of anti-money laundering strategies and policies.

     FFTW's A-MLCOs shall monitor the day-to-day operations of anti-money laundering policies and respond promptly to any reasonable request for information made by a regulatory body.

     FFTW's A-MLCOs are responsible for:

          i)   receiving internal reports regarding suspicious activities;

          ii) taking reasonable steps to access any relevant "know your business" information;

          iii) responding to regulatory requests for suspicious activity reporting;

          iv) obtaining and using national and international findings on money laundering and terrorist activities;

          v) taking reasonable steps to establish and maintain adequate procedures for staff awareness and training;

          vi)  making annual reports to the senior management; and

          vii) alerting employees to the potential effect of any breach of anti-money laundering laws.

     In addition, FFTW's A-MLCO for FFTW UK has overall responsibility within FFTW UK for the establishment and maintenance of effective anti-money laundering systems and controls as required under the rules of Financial Services Authority in the UK.

     B. POLICIES, PROCEDURES AND CONTROLS

     IDENTIFICATION OF THE CLIENT. FFTW must take reasonable steps to find out the identity of its clients(9) by obtaining sufficient evidence so that FFTW can verify that any client is who he or she claims to be.(10)

----------
(9) For those clients that wish to invest in U.S. mutual funds, the Customer Identification Program rules adopted by the Department of the Treasury and the SEC do not permit FFTW to rely upon due diligence that is performed by a foreign financial institution that is organized in a FATF jurisdiction. Nevertheless, reliance on a FATF-regulated institution is permissible for non-mutual fund investors. In addition, if an account is established in the name of the FATF-regulated foreign financial intermediary and identification of the underlying client is not practicable under the circumstances, FFTW may treat the foreign financial intermediary as the customer for the purpose of satisfying its customer identification requirements.

(10) An identification questionnaire, which must be completed and signed-off on by an A-MLCO before we commence business with any new client or before a new transaction is completed with an existing client, is included as Appendix I of this Code. The completed questionnaire together with evidence of identity should be given to the A-MLCO for review prior to being placed in the client file. FFTW must also make a reasonable effort to determine that the client is not a "terrorist," an entity owned or controlled by a terrorist, or a person or entity acting on behalf of or at the direction of any terrorist or entity owned or controlled by a

     If the relevant client with whom we have contact is, or appears to be, acting on behalf of another (an intermediary), absent appropriate representations from the intermediary, we must obtain sufficient evidence of both their identities.

     FFTW has engaged Financial Tracking Technologies (FTT) to provide an anti-money laundering service whereby, on a daily basis, FTT checks a list of client names provided by FFTW and a listing of the directors and officers of such clients, which FTT gathers from various public database resources, against the U.S. Treasury's Office of Foreign Assets ("OFAC") and the Financial Crime Enforcement Network ("FinCEN") watchlists and notifies FFTW of any findings.

     All clients whose agreements are with FFTW UK have been reviewed and allocated a risk rating according to the likelihood of the client being involved in money laundering activity. This rating is maintained by FFTW's A-MLCO for FFTW UK. Ongoing monitoring of client anti-money laundering documentation and the client risk ratings will be carried out as part of the Global Compliance Monitoring Programme. In addition an annual assessment will be conducted by the FFTW's A-MLCO for FFTW UK and details of this assessment and any resulting changes will be included in the A-MLCOs annual report.(11)

     INTERNAL REPORTING. If an employee knows or suspects that a client, or the person on whose behalf the client is acting, is involved in money laundering, the relevant employee must promptly contact the A-MLCO. In addition, if any employee knows or suspects that:

          i) a client, or the person on whose behalf the client is acting, is a prohibited person;

          ii) any funds to be collected or provided to the client, or the person on whose behalf the client is acting, will be used for a terrorist act;

          iii) any financial transaction or dealing would be, directly or indirectly, in property ("Terrorist Property") that is owned or controlled by or on behalf of any prohibited person;

          iv) any financial services or related services to be provided would be in respect of Terrorist Property and would be to or for the benefit of or on the direction or order of any terrorist or entity owned or controlled by any terrorist;

          v) any fund, financial assets, or economic resources, or financial or related services, would be for the benefit of any prohibited person;

          vi) FFTW has possession, custody or control of any property belonging to any terrorist, or any entity owned or controlled by any terrorist;

          viii) has information about any transaction or proposed transaction in respect of any property belonging to any terrorist or any entity owned or controlled by any terrorist;

          ix) a transaction or pattern of transactions involves funds derived from illegal activity that is intended or conducted in order to hide or disguise funds or assets derived from illegal activity;

          x) a transaction or pattern of transactions is designed, whether through structuring(12) or other means, to evade any requirements or any regulations promulgated under the Act;

----------
     terrorist (collectively, a "prohibited person"), by consulting with relevant lists of such prohibited persons published by governmental authorities with jurisdiction over such matters.

(11) FSA Handbook and JMLSG Guidance Notes provide that firms carry out a risk assessment of all clients in respect of money laundering and that this assessment be reviewed on a regular basis.

(12) "Structuring" is the breaking up of transactions for the purpose of evading Bank Secrecy Act reporting and recordkeeping requirements.

          xi) a transaction or pattern of transactions has no business or apparent lawful purpose or is not the sort in which the particular customer would normally be expected to engage, and the employee knows of no reasonable explanation for the transaction after examining the available facts; or

          xii) a transaction or pattern of transactions involves the use of FFTW to facilitate criminal activity;

the relevant employee must promptly contact the A-MLCO. Any information provided to the A-MLCO must not be disclosed to anyone else consistent with the requirements against tipping off set forth below.

     To enforce the policy, FFTW shall take steps to discipline any employee who fails, without reasonable excuse, to make a report in the circumstances described above. Failure by an employee to follow FFTW's anti-money laundering policies will be grounds for termination.

     THE OFFENCE OF TIPPING OFF. Where any investigation into suspected money laundering is being conducted, or a disclosure of suspected money laundering has been made, it is an offence to reveal any information to another person which is likely to prejudice any investigation.

     EXTERNAL REPORTING. Any report that is made by an employee will be considered by the A-MLCO, or his/her duly authorised delegate, and if having considered the report and any relevant "know your business" information to which he/she has sought access, the A-MLCO, or his/her duly authorised delegate, suspects that a person has been engaged in money laundering, he/she will report promptly to FFTW's senior management and the appropriate regulatory body.(13)

     GOVERNMENT AND FINANCIAL ACTION TASK FORCE FINDINGS. FFTW must obtain and make proper use of any government findings and any findings of published notices relating to money laundering and terrorist activities.

     RECORD KEEPING. FFTW must make and retain records for six years from the end of the relationship with the client. Records include evidence of the identity of the client, details of every transaction, actions taken in relation to internal and external reporting requirements and, when a A-MLCO has considered information or other matters concerning suspicion of money laundering but has not made a report to the relevant authorities, a record of that information or matter.

     C. EMPLOYEE EDUCATION AND TRAINING

     FFTW will provide appropriate anti-money laundering training for its employees. Despite the fact that FFTW's activities do not involve directly the "handling" of transactions that may involve money laundering, it is important for all employees of financial organizations which serve clients to be knowledgeable of the contents and vigilant in the implementation of sound anti-money laundering policies.

     D. INDEPENDENT AUDIT

     COMPLIANCE MONITORING. FFTW shall establish and maintain appropriate systems and controls for FFTW's compliance with its regulatory obligations and to counter the risk that it might be used to further financial crime. It is anticipated that further guidance will be distributed from FFTW's regulatory agencies regarding implementation of an independent audit function to test

----------
(13) In addition, suspicions of terrorist activities, particularly suspicions relating to activities discussed above in "Internal Reporting," must be reported. For Singapore, although the A-MLCO can make the report to senior management, FFTW Singapore is required to make the report to the relevant Singapore regulatory body.

compliance with applicable anti-money laundering regulations and FFTW's specific policies and procedures.

III. THE FUND

     The following anti-money laundering procedures have been adopted by the Fund. It is the policy of the Fund to endeavor to prevent, detect, and report the possible use of the Fund for the purpose of money laundering.

     A. ANTI-MONEY LAUNDERING COMPLIANCE POLICIES

     The A-MLCO for the Fund (the "Fund A-MLCO") is listed in Appendix III and shall report to the Board of Directors of the Fund at each quarterly board meeting in relation to compliance by the Fund with the anti-money laundering requirements mandated under the USA PATRIOT Act,(14) the regulations promulgated thereunder (collectively, the "Act") and other applicable laws and regulations.(15)

     B. ASSISTANCE AND SUPPORT OF FUND SERVICE PROVIDERS

     COMPLIANCE RESPONSIBILITIES OF THE ADMINISTRATOR AND TRANSFER AGENT. The Fund's Amended and Restated Transfer Agency and Service Agreement delegates to Investors Bank & Trust Company, the Fund's Custodian and Transfer Agent ("Transfer Agent") the obligation to assist in managing and supervising all aspects of the general day-to-day business activities and operations of the Fund, other than investment advisory services. These responsibilities include providing custodial, transfer agent, dividend disbursing, accounting, auditing, compliance and related services. As a result of its compliance responsibilities under the Amended and Restated Transfer Agency and Service Agreement as well as its operational responsibilities as the Fund's Transfer Agent and Custodian, the Transfer Agent provides assistance to the Fund with respect to the Fund's Customer Identification Program and Reporting of Suspicious Transactions as described below. The Fund, however, is still responsible for its compliance with all applicable laws and regulations under the Act.

     TRANSFER AGENT'S ANTI-MONEY LAUNDERING POLICIES. The Transfer Agent's Anti-Money Laundering Policies have been provided to FFTW and the Transfer Agent will promptly provide the A-MLCO with a copy of any material amendment thereto.

     CONTRACTUAL REPRESENTATIONS. In furtherance of the process of monitoring and evaluation, the Fund A-MLCO shall obtain the following contractual representations and warranties from the Transfer Agent:

     i) The Transfer Agent must agree to provide federal examiners with information and records relating to these procedures and any anti-money laundering activities conducted by the Transfer Agent with respect to the Fund;

----------
(14) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001).

(15) On May 4, 2006, FinCEN published a final rule (the "Rule") requiring mutual funds to file SARs on Form SAR-SF regarding all suspicious transactions conducted by, at, or through a mutual fund after October 31, 2006.31 C.F.R.
     Section 103.15; see also FinCen; Amendment to the Bank Secrecy Act Regulations-Requirement that Mutual Funds Report Suspicious Transactions, 71 Fed. Reg. 26213 (May 4, 2006).

     ii) The Transfer Agent must consent to inspection by federal examiners with respect to these procedures and any anti-money laundering activities conducted by the Transfer Agent with respect to the Fund;

     iii) The Transfer Agent must agree to provide such information and records relating to its anti-money laundering activities, policies and procedures with respect to the Fund as the Fund A-MLCO may reasonably request from time to time.

     iv) The Transfer Agent must consent to fulfilling their obligations under these procedures as a condition to continuing their services for the Fund.

     C. POLICIES, PROCEDURES AND CONTROLS

          CUSTOMER IDENTIFICATION PROGRAM ("CIP").

     i) Introduction. Effective October 1, 2003, the Fund is required to verify the identity of its customers. Generally, a "customer" is (i) any person that opens a new "account,"(16) or (ii) any individual that opens a new account for an individual who lacks legal capacity (such as a minor) or an entity that is not a legal person (such as a civic club). In the case of a joint account, the "customer" is each named accountholder. Generally, an "account" is any contractual or other business relationship between a person and a mutual fund established to effect transactions in Securities by the mutual fund. For accounts opened by broker-dealers or other financial intermediaries through the National Securities Clearing Corporation's Fund/SERV system, the "person that opens a new account" is the financial intermediary and not the underlying investor. Notwithstanding the foregoing, the Fund is not required to verify the identity of (i) a financial institution regulated by a Federal functional regulator (e.g., broker-dealers regulated by the SEC), (ii) banks regulated by a state bank regulator, (iii) U.S. or state government agencies and instrumentalities, (iv) publicly-traded companies (to the extent of their domestic operations), or (v) any person opening an account for the purpose of participating in an employee benefit plan established under the Employee Retirement Income Security Act of 1974. Moreover, the Fund may rely on another financial institution (including affiliates) to verify customer identity if (i) the Fund, through the Fund A-MLCO, determines that reliance is reasonable, (ii) the financial institution is subject to anti-money laundering program requirements under the U.S. Bank Secrecy Act ("BSA") and is regulated by a Federal functional regulator, and (iii) the financial institution enters into a contract with the Fund, as the case maybe, requiring the financial institution to certify annually that (a) it has implemented an anti-money laundering program, and (b) it (or its agent) will perform the requirements of this CIP.

     ii) FFTW Responsibilities. Where a subscriber to the Fund is an existing client of FFTW, FFTW's A-MLCO will confirm in writing to the Fund A-MLCO, before the subscription is accepted, that it has performed the appropriate CIP procedures and that it will retain a copy of the relevant documentation in its files and make same available to the Fund and applicable regulatory agencies upon request.

     iii) Transfer Agent Responsibilities. Where a subscriber to the Fund is not an existing client of FFTW, the Transfer Agent to the Fund shall provide to the Fund A-MLCO all necessary

----------
(16) The Fund is not required to implement CIP procedures with respect to existing customers of the Fund (as of October 1, 2003), including a customer who seeks to exchange shares from one Fund portfolio to another, provided that FFTW or the Transfer Agent has a reasonable belief that it knows the true identity of the customer. Current clients of FFTW who are not Fund shareholders are not considered existing customers of the Fund.

CIP documentation received from the subscriber or any intermediary that is responsible for the subscription,(17) retain a copy of the relevant documentation in its files, and will make the same available to applicable regulatory agencies upon request.

     iv) CIP Documentation for New Customers. At a minimum, the CIP documentation required for new customers of the Fund includes:

               1)   The customer's name;

               2)   For individuals(18), the customer's date of birth;

               3) For individuals, the customer's residential or business street address. If the individual does not have a residential or business street address, then an Army Post Office ("APO") or Fleet Post Office ("FPO") box number, or the residential or business address of the customer's next of kin or of another contact individual;

               4) For non-individuals, the address of a principal place of business, local office or other physical location;

               5) For U.S. persons (both individuals and non-individuals), a U.S. taxpayer identification number. In the event that a customer has applied for but not yet received a taxpayer identification number, it must then be confirmed that the application was filed before the customer opened the account and the taxpayer identification number must be obtained within a reasonable period of time after the account is opened;

               6) For non-U.S. persons (both individuals and non-individuals), one or more of the following: (a) a U.S. taxpayer identification number (or confirmation that an application has been filed for such numbers pursuant to the above procedures), (b) passport number and country of issuance,
                    (c) an alien identification card number, or (c) the number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or other similar safeguard (e.g., a drivers license number). When opening an account for a non-U.S. business or enterprise that does not have an identification number, alternative government-issued documentation certifying the existence of the business or enterprise shall be obtained.

     v) Failure to Obtain Customer Information. If all necessary information appropriately identifying a potential subscriber to the Fund is not received by the Transfer Agent before funds are received from the subscriber, the Transfer Agent is authorised to accept such subscription. However, the Transfer Agent shall immediately place a freeze on the account until the Transfer Agent receives all necessary documentation for proper identification. If the necessary information is not received within a reasonable time after funds are received, the Transfer Agent will close the account and, after considering the risks involved, the Fund's A-MLCO may determine to file a suspicious activity report.

----------
(17) In situations where the intermediary does not provide individual customer information to the Fund (e.g., where the intermediary utilizes omnibus accounting), the Transfer Agent shall request and maintain certifications that the intermediary has conducted its own know your customer due diligence review in accordance with applicable law including, but not limited to, anti-money laundering regulations.

(18) As an institutional fund, the Fund rarely gets individual clients; however, for comprehensiveness, all of the relevant documentary information required under the USA PATRIOT ACT, including regulations for both individual and institutional accounts, has been included herein.

     vi) Verification of Customer Identity. Customer identity will be verified by FFTW or the Transfer Agent (as discussed above), through a risk-based procedure that can utilize documentary evidence, non-documentary evidence, or any combination of the two. Verification information should be analyzed to consider whether there is a logical consistency among the identifying information provided, such as the customer's name, street address, zip code, telephone number (if provided), date of birth, and social security number. Appropriate documents for verifying the identity of customers include, but are not limited to, the following:

          1) For an individual, an unexpired government-issued identification evidencing nationality or residence, and bearing a photograph or similar safeguard, such as a driver's license or passport;

          2) For institutional customers, documents showing the existence of the entity, such as certified articles of incorporation, a government-issued business license, a partnership agreement, or a trust instrument, or proof of tax-exempt status.

     Neither FFTW nor the Transfer Agent are required to take steps to determine whether the document that the customer has provided has been validly issued. If, however, a document shows some obvious form of fraud, the Fund's A-MLCO will consider that factor in determining whether to establish the relationship.

     vii) Non-Documentary Means to Verify Customer Identity. The following non-documentary methods of verifying identity may also be used:

          1)   Contacting a customer;

          2) Independently verifying the customer's identity through the comparison of information provided by the customer with information obtained from a consumer reporting agency (e.g., D&B filings), public database (e.g., Lexis/Nexis), SEC filings, state corporate filings or other sources;

          3)   Checking references with other financial institutions;

          4)   Obtaining a financial statement.

     Non-documentary methods of verification shall be used in the following situations: (i) when the customer is unable to present an unexpired government-issued identification document with a photograph or other similar safeguard, (ii) when the customer presents unfamiliar documents for identification verification, (iii) when there is no "face to face" contact with the customer, and (iv) when there are other circumstances that increase the risk that the true identity of the customer cannot be verified through documentary means. The information shall be verified within a reasonable time before or after funds are received for subscription.

     If a reasonable belief cannot be formed that the true identity of a customer is known, then the following steps may occur: (i) the customer relationship shall be terminated; (ii) restrictive terms shall be imposed under which a customer may conduct transactions while attempts are made to verify its identity; (iii) the accounts will be closed after reasonable attempts to verify customer's identity fail; or (iv) if appropriate, a suspicious activity report shall be filed in accordance with applicable law and regulation.

     viii) Review of Government Lists. FFTW or the Transfer Agent will review customer information against applicable governmental lists of terrorist organizations. Currently, this provision requires a review of the list of Specially Designated Nationals and Blocked Persons promulgated by OFAC or which are from any of the embargoed countries and regions as established by OFAC. For further information regarding OFAC and access to the list of Specially Designated Nationals and

Blocked Persons, as well as the list of embargoed countries and regions, go to OFAC's website at www.treas.gov/ofac or www.nasdr.com/money.asp.

     ix) Required Records. FFTW or the Transfer Agent will maintain evidence of the identities of each investor and, where applicable, the beneficial owners on whose behalf an investor makes an investment for at least six years following an investor's final redemption, in accordance with the recordkeeping requirements set forth in section III, paragraph C below.

     viii) Notice to Customers. Before opening an account, customers shall be provided with adequate notice that their identity will be verified in accordance with Federal legal requirements.

     SPECIAL MEASURES.

     Section 311 of the USA Patriot Act authorizes the U.S. Treasury Department to find foreign jurisdictions, institutions, and classes of transactions and types of accounts to be of "primary money laundering concern" and, thereby, to require U.S. financial institutions, including the Fund, to take one or more special measures to guard against such money laundering concerns. "Special measures" are intended to address the specific money laundering risk and can include additional procedural steps and recordkeeping or can mean a prohibition of certain activities. The jurisdictions and institutions that have been subjected to special measures, and a description of the specific special measures taken, are available on FinCEN's website, at www.fincen.gov/reg section311.html.

     The Fund A-MLCO shall monitor or ensure that the Fund service providers monitor the designation of special measures and ensure that the Fund does not engage in prohibited transactions with institutions and jurisdictions designated for special measures and comply with any special measures.

     CORRESPONDENT ACCOUNTS.

     The Fund is obligated, under Section 312 of the U.S.A. Patriot Act, to perform due diligence with regard to so-called "correspondent accounts" maintained for foreign financial institutions. Correspondent accounts, for this purpose, include any account for the purchase or sale of Fund shares. Foreign financial institutions are:

     (i)  foreign banks;

     (ii) the foreign branches or offices of a U.S. bank, broker-dealers, futures commissions merchants, mutual funds, commodities introducing brokers or mutual funds;

     (iii) businesses organized abroad that, if they were organized in the United States, would be broker-dealers, futures commission merchants, introducing brokers in commodities or mutual funds; and

     (iv) foreign money transmitters or currency exchangers.

     The Fund must apply risk-based due diligence to these accounts.

     The Fund A-MLCO will identify and maintain a list of all foreign financial institutions that own or purchase shares of the Fund (or otherwise establish "correspondent accounts" with the Fund). The Fund A-MLCO will then assess the money laundering risks posed by those foreign financial institutions based on factors, such as (i) the length of the Fund's relationship with the foreign financial institution; (ii) whether the foreign financial institution comes from a jurisdiction deemed to be non-cooperative or otherwise possesses a heightened risk in the fight against money laundering or from a country that is a member of the Financial Actions Task Force (see www.fatf-gafi.org); (iii) whether the foreign financial institution is investing proprietary money or investing on behalf of its underlying clients; (iv) any information available about the foreign financial institution's anti-money laundering program, including as may be available from industry guides and public websites; (v) the purpose and source of funds for an account; and (vi) such other factors as the Fund A-MLCO determines to be appropriate.

     The Fund A-MLCO will, based on the risk determination using the criteria described above, ensure that appropriate due diligence is applied to the account. For lower risk accounts, the Fund A-MLCO shall direct periodic reviews of account activity to ensure that no suspicious transactions are handled through these accounts. For higher risk accounts, the A-MLCO shall take further steps, including (i) periodic reviews of a foreign financial institution's anti-money laundering procedures; (ii) periodic interviews with anti-money laundering compliance and management officials at the foreign counterparty;
(iii) receipt of certificates from foreign financial counterparties regarding on-going anti-money laundering efforts at those institutions; and (iv) more careful scrutiny over account activities and transactions.

     The Fund A-MLCO shall document the steps taken both with regard to the risk determination and the risk-based due diligence, including any decisions not to open accounts. In addition, the Fund A-MLCO may determine to file a suspicious activity report.

     REPORTING OF SUSPICIOUS ACTIVITIES.

     i) Requirements. The Fund is required to file Suspicious Activity Reports on Form SAR-SF ("SAR") regarding suspicious activities that are conducted or attempted by, at, or through a mutual fund after October 31, 2006, and involve or aggregate at least $5,000 in funds or other assets, including currency and all other forms of payment, where the Fund knows, suspects, or has reason to know or suspect that the transaction or pattern of transactions:(19)

     - Involves funds derived from illegal activity is intended or conducted in order to hide or disguise funds or assets derived from illegal activity;

     - Is designed, whether through structuring(20) or other means, to evade any requirements or any regulations promulgated under the Act;

     - Has no business or apparent lawful purpose or is not the sort in which the particular customer would normally be expected to engage, and the Fund knows of no reasonable explanation for the transaction after examining the available facts; or

     -    Involves the use of the Fund to facilitate criminal activity.

     The Fund A-MLCO will consider whether to file a SAR on a voluntarily basis when an SAR is not required because the dollar threshold is not met. In order to facilitate those judgements, all except de minimus transactions of the kind that would be reportable if they satisfied the requirements of the regulation should be called to the attention of the Fund A-MLCO.

     ii) Background. All transactions in Fund shares are processed through the Transfer Agent.

     ii) Policies and Procedures. The Transfer Agent shall adopt and implement policies, procedures and controls that are designed to cause the reporting of suspicious activities in the Funds to the prompt attention of the A-MLCO and to the Fund's Board of Directors on a quarterly basis in accordance with the requirements of applicable anti-money laundering laws and regulations.

----------
(19) See supra note 17.

(20) See supra note 14.

     iv) Monitoring and Reporting Suspicious Activities. Upon discovering any potentially suspicious money laundering activities in connection with the purchase or redemption of Fund shares, the Fund A-MLCO shall consult with the Transfer Agent and FFTW's A-MLCO(21) as to the appropriate steps to be taken. An internal report shall be prepared documenting the activity. After such consultation, the Fund A-MLCO shall take such actions as he or she reasonably deems to be in compliance with applicable law, including the filing of a suspicious activity report with the relevant government authorities, and shall report to the Fund's Board of Directors at each quarterly board meetings, or more frequently if necessary, as to the actions it has taken to address the situation. The Code of Ethics of FFTW and the prohibitions of section II, paragraph B ("tipping off"), shall apply to all parties with respect to reporting suspicious activities.

     C. RECORD KEEPING

     FFTW and the Transfer Agent must make and retain records for six years from the end of the relationship with any Fund client.(22) Required records include evidence of the identity of the client, details of every transaction, including a description of the methods and the results of any measures used to verify customer identity, actions taken in relation to internal and external reporting requirements, a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained and when the Fund A-MLCO has considered information or other matters concerning suspicion of money laundering but has not made a report to the relevant authorities, a record of that information or matter. FFTW and the Transfer Agent will also maintain copies of the Funds' Board approvals of these procedures and of any amendments hereto. In addition, the Transfer Agent has agreed to confirm in writing that it will provide federal examiners, upon request, with all records and information regarding the Fund's anti-money laundering program and access to conduct inspections to review the program.

     D. EMPLOYEE EDUCATION AND TRAINING

     All Fund personnel will receive education and training from FFTW, except that the Fund's A-MLCO shall be trained by both FFTW and the Transfer Agent and the Fund and Transfer Agent will maintain or have access to records confirming the receipt of such training.

     E. INFORMATION SHARING

     Each year the Fund A-MLCO shall file a notice with FinCEN that permits the Fund to share information with other financial institutions that are subject to anti-money laundering program obligations under the BSA regulations or their trade associations ("Covered Financial Institutions and Associations") about suspected money laundering or terrorist activity for one year. The Fund A-MLCO is responsible for ensuring that this notice is filed annually with FinCEN.

     Only the Fund A-MLCO or his or her designee(s) shall have the authority to share information with other Covered Financial Institutions and Associations about suspected money laundering or terrorist activity. The Fund A-MLCO is responsible for verifying that Covered Financial Institutions and Associations have filed the required notice with FinCEN, (e.g., by either

----------
(21) The Treasury Department's Financial Crimes Enforcement Network ("FinCEN"), in its guidance issued October 4, 2006 (FIN-2006-G013), advises that "...a U.S. mutual fund may share a Suspicious Activity Report with the investment adviser that controls the fund, whether domestic or foreign, for these purposes. In the event that the corporate structure of an investment adviser includes multiple parent companies, the filing institution's Suspicious Activity Report may be shared with each entity in the chain of control."

(22) If a SAR is filed with FinCEN, copies of the SAR and the original documentation are required to be retained for a period of five years from the date the SAR is filed.

reviewing lists from FinCEN or asking the Covered Financial Institutions and Associations directly) prior to sharing information with them about suspected money laundering or terrorist activity.

     Information received by the Fund, FFTW and the Transfer Agent shall only be used to identify and, where appropriate, report on money laundering or terrorist activity, determine whether to establish or maintain an account or to engage in a transaction, or assist the Fund, FFTW and the Transfer Agent in complying with any other requirement under the BSA or the regulations thereunder.

     F. INDEPENDENT AUDIT

     The Fund shall obtain an independent audit required by applicable regulation to assess its compliance with and effectiveness of its anti-money laundering policies, procedures and controls. To the extent permitted by law, this audit may be conducted by the Transfer Agent or other service provider performing the audit and the Fund A-MLCO and other fund anti-money laundering compliance personnel. The audit shall explicitly include a review of anti-money laundering activities undertaken by all Fund service providers on behalf of the Fund and copies of any audit report shall be provided to the Fund's Board and the A-MLCO. Any aspects of the Fund's anti-money laundering policies that fall under the responsibilities of FFTW shall be subject to the independent audit requirements of section II, paragraph D above and shall also be provided to the A-MLCO and the Fund's Board.

                                   APPENDIX I

                       ANTI-MONEY LAUNDERING QUESTIONNAIRE

THIS QUESTIONNAIRE MUST BE COMPLETED BEFORE FFTW STARTS MANAGING ASSETS FOR A NEW CLIENT.

1.   FILL IN CLIENT INFORMATION

     Inception Date: ___________________________________________________________

     Name of New Client: _______________________________________________________

     Address: __________________________________________________________________

     Telephone Number: _________________________________________________________

     Email Address: ____________________________________________________________

     Website: __________________________________________________________________

2.   RESPOND TO ALL THE QUESTIONS BELOW

                                                                       YES    NO
                                                                       ---   ---
     1.   Is the client a company whose shares or those of its
          ultimate parent are listed on major world exchanges?         [ ]   [ ]

     2.   Is the client a government (or similar body) in a well
          regarded and justly governed country, state or province
          (or agency or instrumentality thereof), a central bank of
          such a country, or a supra-national institution?             [ ]   [ ]

     3.   Is the client an EU bank or UK building society?             [ ]   [ ]

     4.   Is the client a firm regulated by the Financial Services
          Authority?                                                   [ ]   [ ]

     5.   Is the client a NASD member?                                 [ ]   [ ]

     6.   Is the client a registered US investment company for which
          FFTW acts as sub-adviser?                                    [ ]   [ ]

     7.   Is the client an investment trust manager or financial
          institution licensed by the Financial Services Agency?       [ ]   [ ]

     8.   Is the client a financial institution regulated in a
          jurisdiction implementing equivalent anti-money laundering legislation to the European Money Laundering
          Directive?(23)                                               [ ]   [ ]

     9.   Is the client a reputable company listed on credible
          standard industry directories (e.g., Dun & Bradstreet) and
          almanacs?                                                    [ ]   [ ]

     10.  Is the client an employee benefit plan regulated under (i)
          US federal, state or local law (e.g., ERISA) or (ii) an
          equivalent pension regime in a justly governed country,
          state, province or agency or instrumentality thereof?        [ ]   [ ]

----------
(23) Please refer to the A-MLCOs to enquire about the status of any particular country.

3.   IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS "YES"

     If the answer to any of the above questions is "Yes", FFTW must retain evidence supporting the "exempt" status of the client. While detailed proof of identity is not required, confirmation of the existence of the client and of its regulated status (where applicable) may be required. To the extent applicable, such proof of identity should include the information included in Annex I to this Appendix I below.

     Exemptions from the identification procedures are all subject to the overriding condition that there is no knowledge or suspicion, nor grounds for knowing or suspecting, that the client, or any person on whose behalf the client is acting, is engaged in money laundering.

4.   IF THE ANSWER TO ALL OF THE QUESTIONS ABOVE IS "NO"

     If the answer to all of the questions above is "No", then the following information must be obtained from the client.

          Information required from institutional clients

          - list of director/partners (for non-UK companies, identification (passport or National I.D. Card) of one director/partner will be required);

          - memorandum and articles of association and certificate of incorporation (or similar documents);

          -    copy of latest annual report and financial statements;

          - list of shareholders/partners detailing ultimate ownership of the organisation; and

          - evidence of the authority of individuals to act on behalf of the organisation.

5.   SDN CHECK

     Confirmation that the SDN list maintained by OFAC has been checked to ensure that it does not include the name of the client or any of its directors.


Confirmed by:                           Date:
              -----------------------         ----------------------------------

6. RISK RATING (for clients whose agreements are with FFTW UK; based on JMLSG guidance for clients signed with FFTW UK)

     HIGH [ ]   MEDIUM  [ ]   LOW [ ]

7.   SIGN OFF


Completed by:                           Date:
              -----------------------         ----------------------------------


Reviewed by:                            Date:
             ------------------------         ----------------------------------

                              ANNEX I TO APPENDIX I

STANDARD EVIDENCE OF IDENTITY REQUIRED:

1. Regulated financial services firms that are subject to money laundering regulations

     -    Evidence of regulatory status

     -    Authorised signatory list

2.   Corporates (other than regulated firms)

     -    Full company name

     - Registered number of company (including any registration numbers with regulators)

     -    Registered office in country of incorporation

     -    Business address

     -    Names of all directors (or equivalent)

     -    Names of beneficial owners holding over 25% (private companies)

     -    Authorised signatory list

3.   Trusts / Pension Schemes

     -    Full name of Trust

     -    Nature and purpose of the Trust

     -    Country of Establishment

     -    Names of all trustees

     -    Name and address of any protector or controller

     -    For UK pension schemes, HM Revenues & Customs approval if applicable

     - For pension schemes, identity of principal employer in accordance with Corporates as above

     -    Authorised signatory list

4.   Public sector bodies, Governments, State-owned companies and Supranationals

     -    Full name of entity

     - Nature and status of entity (e.g. overseas government, treaty organization)

     -    Address of entity

     -    Nature of the home state authority

     -    Names of directors (or equivalent)

     -    Authorised signatory list

                                   APPENDIX II

EXAMPLES OF SUSPICIOUS TRANSACTIONS

1.   New business

Although long-standing clients may be laundering money through an investment business, it is more likely to be a new client who may use one or more accounts for a short period only and may use false names and fictitious companies. Suspicious investments may be directly with an investment business or indirectly via an intermediary who "doesn't ask too many awkward questions," especially (but not only) in a jurisdiction where money laundering is not regulated or where the rules are not rigorously enforced.

The following situations will usually give rise to the need for additional inquiry:

     (a) A personal client for whom verification of identity proves unusually difficult and who is reluctant to provide details;

     (b) A corporate/trust client where there are difficulties and delays in obtaining copies of the accounts or other documents of incorporation;

     (c) An investor introduced by an overseas bank, affiliate or other investor both of which are based in countries where production of drugs or drug trafficking may be prevalent.

2.   Intermediaries

There are many legitimate reasons for a client's use of an intermediary. However, the use of intermediaries does introduce further parties into the transaction thus increasing opacity and, depending on the designation of the account, preserving anonymity. Likewise, there are a number of legitimate reasons for dealing via intermediaries on a "numbered account" basis; however, this is also a useful tactic which may be used by the money launderer to delay, obscure, or avoid detection.

Any apparently unnecessary use of an intermediary in the transaction should give rise to further inquiry.

3.   Disposition

The aim of money launderers is to take "dirty" cash and to turn it into "clean" spendable money. Many of those at the root of the underlying crime will be seeking to remove the money from the jurisdiction in which the cash has been received with a view to its being received by those criminal elements for whom its is ultimately destined in a manner which cannot easily be traced. The withdrawal of funds from a portfolio with a request from the client to make payment to a third party without any apparent connection with the client may well give rise to further inquiry.

                                  APPENDIX III

                               LISTING OF A-MLCOS

FFTW A-MLCOS:

1.   Linda Hynard, Compliance Director (FFTW UK)(24)

2.   Ronald Fisher-Dayn, Corporate Counsel (FFTW NY)

FUND A-MLCO:

William Vastardis, Treasurer of the Fund

----------
(24) Linda Hynard has overall responsibility within FFTW UK for the establishment and maintenance of effective anti-money laundering systems and controls as required under the rules of Financial Services Authority in the UK.

                                    EXHIBIT 1

                                 CODE OF ETHICS

                         INITIAL CERTIFICATE OF RECEIPT

I __________________________________ certify that I have received and reviewed a copy of the Code of Ethics (the Fund and FFTW, and that I understand the requirements therein and agree to be bound by its terms.


-------------------------------------   ----------------------------------------
Date                                    Signature of Covered Person

                                    EXHIBIT 2

                                 CODE OF ETHICS

                          ANNUAL COMPLIANCE CERTIFICATE

                             __________________ 2007

I __________________________________ certify that I have received and read a copy of the Code of Ethics (the Fund and FFTW and agree to be bound by the Code of Ethics. I further certify that I have complied with the Code of Ethics and understand that any such breach of the Code of Ethics is grounds for immediate dismissal for cause. I also certify that I have met all the reporting requirements of the Code of Ethics.


-------------------------------------   ----------------------------------------
Date                                    Signature of Covered Person

                                    EXHIBIT 3

     QUARTERLY REPORT OF GIFTS RECEIVED BY COVERED PERSONS VALUED OVER $100

Employee: ______________________________________________________________________

Quarter: _______________________________________________________________________

Please list all gifts received by you in your capacity as an employee of FFTW:

Date             Person/Company Giving Gift   Gift Description   Estimated Value
----             --------------------------   ----------------   ---------------


Supervisor approval obtained?   [ ] Yes   [ ] No


Covered Person's signature:
                            ----------------------------------
Date:
      ---------------------------------

                                    EXHIBIT 4

                  REQUEST FOR PRE-APPROVAL FOR TRANSACTIONS IN
                             FIXED INCOME SECURITIES
                             DERIVATIVE TRANSACTIONS
                           FOREIGN EXCHANGE CONTRACTS
                               FFTW-MANAGED FUNDS
                           INITIAL PUBLIC OFFERINGS OR
                                LIMITED OFFERINGS

Employee: _____________________________________________________________________

Purchase or Sell (circle one)

Expected execution date   Dealer/Broker   Number of Shares/Principal Amount   Security description
-----------------------   -------------   ---------------------------------   --------------------


Number of Transactions Requiring Pre-approval Engaged in within the Current Calendar Month: ____________________

I hereby declare that the proposed transaction will in no way represent a conflict with FFTW's personal account dealing rules. I also confirm that I have no inside information nor other confidential information about the selected investment, nor information which may give rise to a conflict of interest. I also acknowledge that failure to comply with the personal account dealing rules, or any written amendment, may constitute an act of gross misconduct and may result in disciplinary action.


Covered Person's signature:
                            --------------------------
Date:
      ------------------------------------------------

Approved by:
             -----------------------------------------
             Chief Legal and Risk Officer (or delegee)

Approved by:
             -----------------------------------------
             Chief Investment Officer (or delegee)

Pre-Approval expires on:
                         -----------------------------

                                    EXHIBIT 5

              QUARTERLY REPORT OF PERSONAL INVESTMENT TRANSACTIONS

              I. QUARTER ENDING __________________________________

INSTRUCTIONS:

1. REPORT ALL SECURITIES TRANSACTIONS ENGAGED IN DURING THE QUARTER, EXCEPT FOR TRANSACTIONS IN SECURITIES,* WHICH NEED NOT BE REPORTED.

2.   REPORT SECURITIES ACQUIRED BY GIFT OR INHERITANCE.

3.   REPORT TRANSACTIONS IN RETIREMENT PLAN ACCOUNTS.

Name (please print): ___________________________________________________________

Please check as applicable (refer to note below):

[ ]  No transactions to report.         [ ]  Transactions to report as follows:

                                     Number of Shares/         Name /Security Description
                            Date      Principal Amount  (ticker symbol or CUSIP, if applicable)    Price    Dealer/ Broker/Bank
                         ----------  -----------------  ---------------------------------------  ---------  -------------------
FIXED INCOME SECURITIES
   Purchases
   Sales

EQUITY SECURITIES
   Purchases
   Sales

OTHER TRANSACTIONS
   Purchases
   Sales

* Securities which need not be reported include: (1) direct obligations of the Government of the United States, (2) bankers' acceptances, bank certificates of deposits, commercial paper and high quality, short-term debt instruments, including repurchase agreements, and (3) shares issued by open-end mutual funds, except FFTW-Managed Funds and Exchange Trade Funds
     (ETFs) which must be reported.

HAS A NEW ACCOUNT BEEN OPENED DURING THE PAST QUARTER (INCLUDE ACCOUNTS WHICH
HOLD SECURITIES THAT NEED NOT BE REPORTED)?   YES ___   NO ___

IF THE ANSWER TO THE QUESTION ABOVE IS YES, PLEASE INDICATE THE FOLLOWING:

NAME OF BROKER: ___________________   DATE ACCOUNT ESTABLISHED: ________________

                                      * * *

I hereby declare that the foregoing transaction will in no way represent a conflict with FFTW's personal account dealing rules and I have no inside information nor other confidential information about the selected investment, nor information which may give rise to a conflict of interest. I also acknowledge that failure to comply with the personal account dealing rules, or any written amendment, may constitute an act of gross misconduct and may result in disciplinary action.


Signature:                              Date:
           --------------------------         ----------------------------------

                                    EXHIBIT 6

                Initial and Annual Report of Securities Holdings

Name (please print) ____________________________________________________________

I. Please identify below all Securities currently held by you, except: (1) United States Treasury Securities, (2) bankers' acceptances, bank certificates of deposit and time deposits, commercial paper and high quality, short-term debt instruments (less than 270 days), and (3) shares issued by open-end mutual funds except that FFTW-Managed Funds and Exchange Trade Funds (ETFs) do need to be reported.

                          Security (name, description
Broker/Dealer or Bank   CUSIP or ticker, if applicable)   Number of Shares   Principal Amount
---------------------   -------------------------------   ----------------   ----------------


II. If you hold Securities that need not be reported as defined above, please identify the name of any broker, dealer or bank with whom you maintain an account in which these Securities are held:

Broker/Dealer or Bank __________________________________________________________

Check here if   [ ] Initial Report
                [ ] Annual Report


Signature:                              Date:
           --------------------------         ----------------------------------

                                    EXHIBIT 7

          INITIAL AND ANNUAL EMPLOYEE DISCLOSURE INFORMATION STATEMENT

                                                                       YES    NO
                                                                       ---   ---
A. IN THE PAST TEN YEARS, HAVE YOU:

     (1)  been convicted of or plead guilty or nolo contendere ("no contest") in a domestic, foreign or military court to any
          felony?                                                      [ ]   [ ]

     (2)  been charged with any felony?                                [ ]   [ ]

B. IN THE PAST TEN YEARS HAVE YOU:

     (1)  been convicted of or plead guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to a
          misdemeanor involving: investments or an
          investment-related business, or any fraud, false
          statements, or omissions, wrongful taking of property,
          bribery, perjury, forgery, counterfeiting, extortion, or a
          conspiracy to commit any of these offenses?                  [ ]   [ ]

     (2)  been charged with a misdemeanor specified above?             [ ]   [ ]

C. Has the Commodity Futures Trading Commission (CFTC), Financial
Services Authority (UK) (FSA), Financial Services Agency (Japan)
(FSA), Monetary Authority of Singapore (MAS), National Futures
Association (NFA), Ontario Securities Commission (OSC) or the
Securities and Exchange Commission (SEC), ever:

     (1)  found you to have made a false statement or omission?        [ ]   [ ]

     (2)  found you to have been involved in a violation of its
          regulations or statutes?                                     [ ]   [ ]

     (3)  found you to have been a cause of an investment-related business having its authorization to do business denied,
          suspended, revoked, or restricted?                           [ ]   [ ]

     (4)  entered an order against you in connection with
          investment-related activity?                                 [ ]   [ ]

     (5)  imposed a civil money penalty on you or ordered you to
          cease and desist from any activity?                          [ ]   [ ]

D. HAS ANY OTHER REGULATORY AGENCY:

     (1)  ever found you to have made a false statement or omission,
          or been dishonest, unfair, or unethical?                     [ ]   [ ]

     (2)  ever found you to have been involved in a violation of
          investment-related regulations or statutes?                  [ ]   [ ]

     (3)  ever found you to have been a cause of an
          investment-related business having its authorization to do
          business denied, suspended, revoked, or restricted?          [ ]   [ ]

     (4)  in the past ten years, entered an order against you in
          connection with investment-related activity?                 [ ]   [ ]

                                                                       YES    NO
                                                                       ---   ---
     (5)  ever denied, suspended, or revoked your registration or license or otherwise prevented you, by order, from
          associating with an investment-related business or
          restricted your activity?                                    [ ]   [ ]

E. HAS ANY SELF-REGULATORY ORGANIZATION OR COMMODITIES EXCHANGE
EVER:

     (1)  found you to have made a false statement or omission?        [ ]   [ ]

     (2)  found you to have been involved in a violation of its
          rules?                                                       [ ]   [ ]

     (3)  found you to have been the cause of an investment-related business having its authorization to do business denied,
          suspended, revoked, or restricted?                           [ ]   [ ]

     (4)  disciplined you by expelling or suspending you from
          membership, barring or suspending you from association
          with other members, or otherwise restricting your
          activities?                                                  [ ]   [ ]

F. HAS AN AUTHORIZATION TO ACT AS AN ATTORNEY, ACCOUNTANT, OR
FEDERAL CONTRACTOR GRANTED TO YOU EVER BEEN REVOKED OR SUSPENDED?      [ ]   [ ]

G. ARE YOU NOW THE SUBJECT OF ANY REGULATORY PROCEEDING THAT COULD
RESULT IN A "YES" ANSWER TO ANY QUESTIONS REFERENCED ABOVE?            [ ]   [ ]

H.   (1)  HAS ANY COURT:

          (A)  in the past ten years, enjoined you in connection
               with any investment-related activity?                   [ ]   [ ]

          (B)  ever found that you were involved in a violation of
               investment-related statutes or regulations?             [ ]   [ ]

          (C)  ever dismissed, pursuant to a settlement agreement,
               an investment-related civil action brought against
               you by a financial regulatory authority?                [ ]   [ ]

(2) ARE YOU NOW THE SUBJECT OF ANY CIVIL PROCEEDING THAT COULD
RESULT IN AN ANSWER OF YES TO THE ABOVE QUESTIONS?                     [ ]   [ ]


Signature:
           -----------------------------
Print Name:
            ----------------------------
Date:
      ----------------------------------

* If any of the above information should change, you are responsible for updating the information and notifying the Risk Oversight Department or the Director of Administration.

                                    EXHIBIT 8

                                 CODE OF ETHICS

                 CERTIFICATE OF RECEIPT - AMENDED CODE OF ETHICS

I __________________________________ certify that I have received and reviewed a copy of the amended Code of Ethics of the Fund and FFTW, and that I understand the requirements therein and agree to be bound by its terms.


-------------------------------------   ----------------------------------------
Date                                    Signature of Covered Person